Exhibit 99
Silicon Labs Reports First Quarter 2025 Results
Wireless IoT leader delivers strong sequential and year-over-year revenue growth
AUSTIN, Texas – May 13, 2025 – Silicon Labs (NASDAQ: SLAB), the leading innovator in low-power wireless, reported financial results for the first quarter, which ended April 5, 2025.
“Silicon Labs drove strong sequential and year-over-year revenue growth as design wins across multiple end markets continued ramping in the first quarter of 2025,” said Matt Johnson, President and Chief Executive Officer at Silicon Labs. “Despite macroeconomic uncertainty and shifting trade dynamics, we remain confident in Silicon Labs’ ability to outperform the market given our leadership position in secular high-growth applications and consistent share gains.”
First Quarter Financial Highlights
•Revenue was $178 million
•Industrial & Commercial revenue for the quarter was $96 million, up 47% year-over-year
•Home & Life revenue for the quarter was $82 million, up 99% year-over-year
Results on a GAAP basis:
•GAAP gross margin was 55.0%
•GAAP operating expenses were $130 million
•GAAP operating loss was $32 million
•GAAP diluted loss per share was $(0.94)
Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:
•Non-GAAP gross margin was 55.4%
•Non-GAAP operating expenses were $105 million
•Non-GAAP operating loss was $7 million
•Non-GAAP diluted loss per share was $(0.08)
Business Highlights
•Silicon Labs’ first device in its next-generation Series 3 platform on 22nm process technology is now ramping into production. The Series 3 platform will be complementary to Series 2, with advancements in performance, capabilities, and features, including higher levels of compute and AI inference, as well as scalable memory architectures and backwards code compatibility with Series 2.
•Announced its new Series 2 BG29 family of Bluetooth Low Energy (LE) SoCs, designed to bring higher levels of compute and connectivity in ultra-compact form factor without compromising wireless performance. The BG29 family is ideal for today's most intensive Bluetooth LE applications like wearable medical devices, asset trackers, and smart sensors.
•Introduced the BG22L and BG24L SoCs for Bluetooth® LE optimized for common Bluetooth applications like asset tracking tags and small appliances. The BG22L brings the most competitive combination of security, processing power, and connectivity for high-volume, low-power applications. The BG24L SoC also includes the Silicon Labs accelerator for AI/ML applications and support for the latest in Bluetooth Channel Sounding in radio congested areas like warehouses, smart cities, and large residential apartment complexes.

•Announced that its MG26 family of wireless SoCs is now generally available through Silicon Labs and its distribution partners. As the industry's most advanced, high-performance Matter and concurrent multi-protocol solution to date, the MG26 SoC features double the Flash and RAM of other Silicon Labs multi-protocol devices, advanced AI/ML processing, and best-in-class security to empower developers to design future-proof Matter applications.
Business Outlook
The company expects second-quarter revenue to be between $185 to $200 million. The company also estimates the following results:
On a GAAP basis:
•GAAP gross margin to be between 55% to 57%
•GAAP operating expenses of approximately $129 million to $131 million
•GAAP diluted loss per share between $(0.55) to $(0.95)
On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the reconciliation tables:
•Non-GAAP gross margin to be between 55% to 57%
•Non-GAAP operating expenses of approximately $106 million to $108 million
•Non-GAAP diluted earnings (loss) per share between $(0.01) to $0.19
Earnings Webcast and Conference Call
Silicon Labs will host an earnings conference call to discuss the quarterly results and answer questions at 7:30 am CDT today. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. In addition, the company will post an audio recording of the event at investor.silabs.com and make a replay available through June 12, 2025.
About Silicon Labs
Silicon Labs (NASDAQ: SLAB) is the leading innovator in low-power wireless connectivity, building embedded technology that connects devices and improves lives. Merging cutting-edge technology into the world's most highly integrated SoCs, Silicon Labs provides device makers the solutions, support, and ecosystems needed to create advanced edge connectivity applications. Headquartered in Austin, Texas, Silicon Labs has operations in over 16 countries and is the trusted partner for innovative solutions in the smart home, industrial IoT, and smart cities markets. Learn more at silabs.com
Forward-Looking Statements
This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: fluctuating changes in global trade policies, including the imposition of tariffs, duties, trade sanctions, or other barriers to international commerce; the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including in the Middle East, and conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of COVID-19 on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; risks associated with any material weakness in our internal controls over financial reporting; and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.
Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.
CONTACT: Thomas Haws, Investor Relations Manager, (512) 416-8500, investor.relations@silabs.com

Silicon Laboratories Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 5, 2025	March 30, 2024
Revenues	$177,714	$106,375
Cost of revenues	79,937	51,306
Gross profit	97,777	55,069
Operating expenses:
Research and development	88,219	80,650
Selling, general and administrative	41,638	33,553
Operating expenses	129,857	114,203
Operating loss	(32,080)	(59,134)
Other income (expense):
Interest income and other, net	3,793	2,732
Interest expense	(284)	(509)
Loss before income taxes	(28,571)	(56,911)
Provision (benefit) for income taxes	1,899	(385)
Net loss	$(30,470)	$(56,526)

Loss per share:
Basic	$(0.94)	$(1.77)
Diluted	$(0.94)	$(1.77)

Weighted-average common shares outstanding:
Basic	32,465	31,910
Diluted	32,465	31,910

Non-GAAP Financial Measurements
In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.
The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended April 5, 2025
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$177,714

Gross profit	97,777	55.0%	$613	$—	$98,390	55.4%

Research and development	88,219	49.6%	12,007	5,437	70,775	39.8%

Selling, general and administrative	41,638	23.4%	7,094	—	34,544	19.4%

Operating expenses	129,857	73.1%	19,101	5,437	105,319	59.3%

Operating income (loss)	(32,080)	(18.1%)	19,714	5,437	(6,929)	(3.9%)

	Three Months Ended April 5, 2025
Non-GAAP Loss Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Income Tax Adjustments	Non- GAAP Measure
Net income (loss)	$(30,470)	$19,714	$5,437	$2,583	$(2,736)

Diluted shares outstanding	32,465				32,465

Diluted loss per share	$(0.94)				$(0.08)
*Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook
(In millions, except per share data)

Three Months Ended July 5, 2025
Business Outlook	GAAP Measure	Non-GAAP Adjustments**	Non-GAAP Measure
Gross margin	55% to 57%	—%	55% to 57%

Operating expenses	$129 to $131	$(23)	$106 to $108

Diluted earnings (loss) per share	$(0.55) to $(0.95)	$0.74 to $0.94	$(0.01) to $0.19
**Non-GAAP adjustments include the following estimates: stock compensation expense of $20.5 million, intangible asset amortization of $3.3 million, and the application of a long-term non-GAAP tax rate of 20%.

Silicon Laboratories Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	April 5, 2025	December 28, 2024
Assets
Current assets:
Cash and cash equivalents	$324,877	$281,607
Short-term investments	99,928	100,554
Accounts receivable, net	52,066	54,479
Inventories	83,397	105,639
Prepaid expenses and other current assets	58,402	59,754
Total current assets	618,670	602,033
Property and equipment, net	129,707	132,136
Goodwill	376,389	376,389
Other intangible assets, net	31,062	36,499
Other assets, net	73,668	75,617
Total assets	$1,229,496	$1,222,674
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$53,819	$42,448
Deferred revenue and returns liability	6,478	3,073
Other current liabilities	59,422	52,362
Total current liabilities	119,719	97,883
Other non-current liabilities	41,358	44,770
Total liabilities	161,077	142,653
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock – $0.0001 par value; 250,000 shares authorized; 32,473 and 32,458 shares issued and outstanding at April 5, 2025 and December 28, 2024, respectively	3	3
Additional paid-in capital	96,838	78,227
Retained earnings	971,251	1,001,721
Accumulated other comprehensive income	327	70
Total stockholders’ equity	1,068,419	1,080,021
Total liabilities and stockholders’ equity	$1,229,496	$1,222,674

Silicon Laboratories Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	April 5, 2025	March 30, 2024
Operating Activities
Net loss	$(30,470)	$(56,526)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	6,248	6,634
Amortization of other intangible assets	5,437	6,079
Stock-based compensation expense	19,714	13,612
Deferred income taxes	(1,514)	(5,270)
Changes in operating assets and liabilities:
Accounts receivable	2,412	(3,321)
Inventories	22,098	(3,958)
Prepaid expenses and other assets	2,973	(15,466)
Accounts payable	9,234	(13,829)
Other current liabilities and income taxes	11,870	1,554
Deferred revenue and returns liability	3,405	1,804
Other non-current liabilities	(3,279)	(3,113)
Net cash provided by (used in) operating activities	48,128	(71,800)

Investing Activities
Purchases of marketable securities	(19,728)	(9,794)
Sales of marketable securities	10,005	25,763
Maturities of marketable securities	10,675	55,188
Purchases of property and equipment	(4,852)	(2,047)
Proceeds from sale of equity investment	—	12,382
Net cash provided by (used in) investing activities	(3,900)	81,492

Financing Activities
Payments on debt	—	(45,000)
Payment of taxes withheld for vested stock awards	(958)	(1,048)
Proceeds from the issuance of common stock	—	341
Net cash used in financing activities	(958)	(45,707)

Increase (decrease) in cash and cash equivalents	43,270	(36,015)
Cash and cash equivalents at beginning of period	281,607	227,504
Cash and cash equivalents at end of period	$324,877	$191,489